UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2007
McMoran Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (504) 582-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 8, 2007, McMoRan Exploration Co., a Delaware corporation (“McMoRan”), entered into an Underwriting Agreement with J.P. Morgan Securities Inc. (“JPMorgan Securities”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and BNP Paribas Securities Corp. (collectively, the “Underwriters”), pursuant to which McMoRan agreed to issue and sell to the Underwriters $300,000,000 aggregate principal amount of its 11.875% Senior Notes due 2014 (the “Notes”). The Notes were offered pursuant to McMoRan’s Registration Statement on Form S-3, File No. 333-144496, filed with the Securities and Exchange Commission on July 11, 2007, as amended October 3, 2007.
The Underwriters and their affiliates have, from time to time, performed various financial advisory, investment banking and commercial banking services for McMoRan and its affiliates, for which they received customary compensation, fees and expense reimbursement. McMoRan currently has a $700 million senior secured revolving credit facility, effective August 6, 2007, under which JPMorgan Chase Bank N.A., serves as administrative agent, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. is the syndication agent, and JPMorgan Securities and Merrill Lynch Capital served as joint bookrunners and joint lead arrangers. JPMorgan Chase Bank, N.A. serves as McMoRan’s administrative agent under its bridge loan facility effective August 6, 2007, while Merrill Lynch is the syndication agent and JPMorgan Securities and Merrill Lynch served as joint bookrunners and joint lead arrangers. Merrill Lynch and JPMorgan Securities also acted as financial advisors to McMoRan in connection with the acquisition of certain oil and natural gas properties from Newfield Exploration Company, for which they received customary fees.
The closing of the sale of the Notes occurred on November 14, 2007. McMoRan’s net proceeds from the sale of the Notes, after deducting the Underwriters’ discount and the estimated offering expenses payable by McMoRan, are approximately $292 million. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Report.
The Notes are governed by and issued pursuant to an Indenture (the “Base Indenture”), dated November 14, 2007, between McMoRan and The Bank of New York, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture”), dated November 14, 2007, among McMoRan, the subsidiary guarantors party thereto and the Trustee. McMoRan may issue additional senior debt securities from time to time pursuant to the Base Indenture. A copy of the Base Indenture and the Supplemental Indenture, including the form of notes, are filed as Exhibit 4.1 and Exhibit 4.2 to this Report, respectively.
Item 8.01 Other Events.
McMoRan issued a press release dated November 14, 2007, announcing that it has completed the sale of $300 million of its 11.875% Senior Notes due 2014 (see Exhibit 99.1).
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.
By:	/s/ Nancy D. Parmelee

Nancy D. Parmelee Senior Vice President, Chief Financial Officer & Secretary (authorized signatory and Principal Financial Officer)

Date: November 15, 2007

McMoRan Exploration Co.
Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated November 8, 2007 between McMoRan Exploration Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp.

4.1	Indenture, dated as of November 14, 2007, between McMoRan Exploration Co. and The Bank of New York, as trustee.

4.2	First Supplemental Indenture, dated as of November 14, 2007, among McMoRan Exploration Co., the subsidiary guarantors party thereto and The Bank of New York, as trustee.

99.1	Press release dated November 14, 2007, titled “McMoRan Exploration Co. Completes Sale of $300 Million of 11.875% Senior Notes Due 2014 and Fully Repays Acquisition Bridge Loan.”